EXHIBIT 10.6

NMI HOLDINGS, INC.
2012 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
(FOR MANAGEMENT)

THIS OPTION AGREEMENT (this “Agreement”), dated as of [●] (the “Date of Grant”), is made by and between NMI Holdings, Inc., a Delaware corporation (the “Company”), and [NAME] (“Participant”).

WHEREAS, the Company has adopted the NMI Holdings, Inc. 2012 Stock Incentive Plan (the “Plan”), pursuant to which nonqualified stock options may be granted to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant non qualified stock options on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to Participant a nonqualified stock option (the “Option” and any portion thereof, the “Options”) to purchase [●] shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the “Code”).

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

2. Option; Option Price.

(a) Option Price. The option price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be $10.00 per Share (the “Option Price”).

(b) Payment of the Option Price. The Option may be exercised only by written notice, substantially in the form provided by the Company, delivered in person or by mail in accordance with Section 11(c) hereof and accompanied by payment of the Option Price. The Option Price shall be payable in cash, or, to the extent permitted by the Committee, by any of the other methods permitted under Section 6(b) of the Plan.

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3. Vesting. Except as may otherwise be provided herein, the Option shall become non-forfeitable (any Options that shall have become non forfeitable pursuant to this Section 3, the “Vested Options”) and shall become exercisable according to the following provisions, subject to Participant’s continued employment with the Company as of any such date:

(a) General Vesting. (i) One-third of the Options (rounded up to the nearest whole Share) shall become Vested Options and shall become exercisable on the later of (x) the first anniversary of the Date of Grant and (y) the achievement of GSE Approval, subject to Participant not having incurred a Termination of Service prior to such later date, (ii) one-third of the Options (rounded up to the nearest whole Share) shall become Vested Options and shall become exercisable on the later of (x) the second anniversary of the Date of Grant and (y) the achievement of GSE Approval, subject to Participant not having incurred a Termination of Service prior to such later date and (iii) the remainder of the Options shall become Vested Options and shall become exercisable on the later of (x) the third anniversary of the Date of Grant and (y) the achievement of GSE Approval, subject to Participant not having incurred a Termination of Service prior to such later date.

(b) Termination of Service. Except as provided in the immediately following sentence, in the event that Participant incurs a Termination of Service, any Options that have not theretofore become Vested Options (such Options, the “Unvested Options”) shall be forfeited without consideration by Participant. Notwithstanding the foregoing, in the event Participant incurs a Termination of Service without “Cause” (as defined in the Plan) or for
“Good Reason” (as defined below) any Unvested Options that are outstanding immediately prior to such Termination of Service shall, subject to the achievement of GSE Approval, vest pro-rata based on the number of days during the period beginning on the Grant Date and ending on the date of Termination of Service divided by 1095.

For the purposes of this Agreement, “Good Reason” shall mean “Good Reason” shall mean, in the absence of Participant’s written consent:

(i). a material diminution in Participant’s annual base salary;

(iii). the assignment to Participant of any duties materially inconsistent with Participant’s positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company that results in a material diminution in such positions, authority, duties or responsibilities;

(iii). any other material breach of any written employment agreement by and between Participant and the Company.

In order to invoke a termination for Good Reason, Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (iv) within 30 days following Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have 30 days following receipt of such written notice (the “Cure Period” ) during which it may remedy the condition if such condition is reasonably subject to cure. In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within 30 days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.

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(c) GSE Approval. Notwithstanding the foregoing provisions of this Section 3, no Options shall vest or become exercisable prior to the Company’s achievement of GSE Approval and in the event that the Company does not achieve GSE Approval by the GSE Approval Deadline, any Options held by Participant shall be forfeited without any consideration.

4. Termination.

(a) The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i) the tenth anniversary of the Date of Grant;

(ii) the first anniversary following Participant’s Termination of Service, in the case of a Termination of Service due to death or Disability (as defined in the Plan);

(iii) the 90th day following Participant’s Termination of Service in the case of a Termination of Service without Cause or for Good Reason; and

(iv) the day of Participant’s Termination of Service in the case of a Termination of Service for Cause or without Good Reason.

(b) Notwithstanding the provisions of Section 4(a) to the contrary, in the event of Participant’s Termination of Service for any reason (other than due to a Termination of Service for Cause) during the two-year period following a Change in Control, the Option shall remain outstanding and exercisable until the earlier of (i) the tenth anniversary of the Date of Grant and (ii) the fifth anniversary of such Termination of Service.

(c) Except as otherwise provided in the Plan and Section 3(b) of this Agreement, upon a Termination of Service for any reason, any Unvested Options shall immediately terminate and be forfeited on the date the Termination of Service occurs.

5. Securities Law Representations. Participant acknowledges that the Option and the Shares are not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•
Participant is acquiring the Option and, if and when he exercises the Option, will acquire the Shares solely for Participant’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	Participant is an “accredited investor,” as that term is defined in Rule 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act.

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•
Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option. Participant has been furnished with, and/or has access to, such information as Participant considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, Participant has and will rely only upon the advice of Participant’s own legal counsel, tax advisors and/or investment advisors.

•	Participant acknowledges that to the best of his knowledge the Option Price is not less than what the Board or a committee thereof has determined to be the Fair Market Value of the Shares.

•
Participant is aware that any value of the Option depends on its vesting and exercisability as well as an increase in the Fair Market Value and certain other factors of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, nontransferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•
Participant understands that any Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. Participant acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that Participant is familiar with such rule and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•
Participant has read and understands the restrictions, limitations and the Company’s rights set forth in the Plan and this Agreement that will be imposed on the Option (including those restrictions and limitations that will continue after any of the Options have vested).

•
Participant has not relied upon any oral representation made to Participant relating to the Option or the purchase of the Shares on exercise of the Option or upon information presented in any promotional meeting or material relating to the Option or the Shares.

•
Participant understands and acknowledges that if and when he exercises the Option, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement or the Plan and (b) the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

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6. Compliance with Legal Requirements. The grant and exercise of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

7. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries or Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Option and any Shares received upon exercise thereof shall be subject to the restrictions set forth in the Plan and this Agreement. Prior to the Shares becoming listed on an Applicable Exchange, except as provided in Section 10 below, any Shares received upon exercise of the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by
Participant without the prior written approval of the Board, such approval not to be unreasonable withheld.

8. Adjustment. Upon any event described in Section 13 of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the Option.

9. Change in Control. In the event of a Change in Control of the Company occurring after the Date of Grant, any outstanding Options that are not then exercisable and vested shall become fully exercisable and vested immediately upon the occurrence of a Change in Control.

10. Tax Withholding. As a condition to exercising the Option, in whole or in part, Participant will pay to the Company, or, pursuant to Section 12(d) of the Plan, make provisions satisfactory to the Company for payment of, any federal, state or local tax laws in respect of the exercise or the transfer of the Shares. The Company may allow a Participant to elect to have any withholding obligation satisfied by surrendering to the Company a portion of the Shares that is issued or transferred to Participant upon the exercise of any Options (but only to the extent of the minimum withholding required by law) and the Shares so surrendered by Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender (and the amount equal to the Fair Market Value of such Shares shall be remitted to the appropriate tax authorities).

11. Miscellaneous.

(a) Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

(b) Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Option granted thereunder; provided that any

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such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first- class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company: NMI Holdings, Inc.
[ADDRESS]
Facsimile: [●]
Attention: [NAME]

if to Participant: at the address last on the records of the Company

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e) No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(f) Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.

(g) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

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(h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(i) Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(j) Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.

(l) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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EXHIBIT 10.6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NMI HOLDINGS, INC

By:
Title:

PARTICIPANT

[Signature Page to Nonqualified Stock Option Agreement]